United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2007

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 20, 2007, the Company and Mr. Barry Cooper, Chief Financial Officer, reached a binding agreement as to the terms of his separation effective at the end of the day on September 30, 2007. Under the agreement, Mr. Cooper will be entitled to receive twelve monthly payments beginning November 1, 2007 that in aggregate equal his annual base salary as of September 1, 2007. With regard to Mr. Cooper’s benefits under Company plans in which he participates, he will receive only those benefits as provided in accordance with the terms of each of such plans. In addition, the Company agrees to pay for outplacement services until the first to occur of acceptance of employment elsewhere or September 30, 2008. The agreement includes confidentiality, non-solicitation, non-disparagement, and release of claims provisions for the benefit of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: September 20, 2007	By:	/s/ D. H. Yaeger
D. H. Yaeger Chairman, President, and Chief Executive Officer

LACLEDE GAS COMPANY
Date: September 20, 2007	By:	/s/ D. H. Yaeger
D. H. Yaeger Chairman, President, and Chief Executive Officer